                                                                     Exhibit 4.3


                               CO-SALE AGREEMENT

      Agreement dated as of November 5, 1998, by and among (i) The NPD Group, Inc., a New York corporation, ("NPD"), (ii) The 1995 Stacey Johnson Trust and The 1995 Scott Johnson Trust (the "Trusts" and with NPD, the "Founders"), (iii) Media Metrix, Inc., a Delaware corporation (the "Company"), and (iv) the securityholders of the Company set forth on Schedule I hereto (the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, the Company and RelevantKnowledge, Inc., a Delaware corporation ("RK"), have entered into an Agreement and Plan of Reorganization, dated as of September 30, 1998 (the "Merger Agreement") pursuant to which RK has merged with and into the Company;

      WHEREAS, the Stockholders who immediately prior to the Merger (as defined in the Merger Agreement) were stockholders of RK were parties to the Amended and Restated Right of First Refusal and Co-Sale Agreement of RK, dated as of July 9, 1998 (the "RK Co-Sale Agreement") pursuant to which they had certain co-sale and other rights with respect to their shares of common stock of RK;

      WHEREAS, the Stockholders who immediately prior to the Merger were stockholders of the Company were parties to the Right of First Refusal and Co-Sale Agreement of the Company, dated as of April 14, 1997 (the "MMX Co-Sale Agreement"), pursuant to which they had certain co-sale rights with respect to their shares of Company's common stock, par value $.01 per share (the "Shares"); and

      WHEREAS, the parties hereto desire to promote the interests of the Founders, the Company and the Stockholders by terminating the RK Co-Sale Agreement and the MMX Co-Sale Agreement and establishing herein certain terms and conditions to assist the Stockholders in selling their Shares if they so desire.

      NOW, THEREFORE, for valuable consideration, it is agreed as follows.

      1. Restrictions on Transfer.

            1.1 Any sale, assignment, transfer or other disposition, whether voluntarily or by operation of law (collectively, "Transfer"), of any of the Shares by a Founder, other than according to the terms of this Agreement, shall be void and transfer no right, title, or interest in or to any of such Shares to the purported transferee.

            1.2 An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of the Company and maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

            1.3 Each Founder agrees to present the certificates representing the Shares presently owned or hereafter acquired by it to the Secretary of the Company and cause the Secretary to stamp on the certificate in a prominent manner the following legend:

      "The sale, transfer or other disposition of any of the shares represented by this certificate is restricted by a Co-Sale Agreement, dated as of November 5, 1998, among certain of the shareholders of this corporation and this corporation (the "Agreement"). A copy of the Agreement is available for inspection during normal business hours at the principal executive office of this corporation."

      2. Transfers Not Subject to Restrictions.

            Any Founder may Transfer any or all of its Shares to a wholly owned subsidiary, to any other Founder, to Tod Johnson or to a charity or charitable organization without compliance with Sections 3 through 5 hereof; provided in the case of each such Transfer that the transferee delivers a written instrument to the other parties hereto agreeing to be bound by the terms hereof as if it were a Founder.

      3. Offer of Transfer; Notice of Proposed Transfer.

            If any Founder desires to Transfer any of its Shares, or any interest in such Shares, in any transaction other than pursuant to Section 2 of this Agreement, such Founder (the "Selling Founder") shall first deliver written notice of its desire to do so (the "Notice") to the Company and each of the Stockholders and the other Founders (the "Other Founders"), in the manner prescribed in Section 8.4 of this Agreement. The Notice must specify: (i) the name and address of the party to which the Selling Founder proposes to Transfer the Shares or an interest in the Shares (the "Offeror"), (ii) the number of Shares the Selling Founder proposes to Transfer (the "Offered Shares"), (iii) the consideration per Share to be delivered to the Selling Founder for the proposed Transfer and (iv) all other material terms and conditions of the proposed transaction.

      4. Stockholders' and Founders' Option to Sell.

            For a period of 15 days from the date of delivery of the Notice (the "Option Period"), each Stockholder and Other Founder may notify the Secretary of the Company of its desire to participate in the sale of the Shares in accordance with Section 5 hereof on the terms set forth in the Notice, and of the number of Shares it wishes to sell.

      5. Co-Sale.

            5.1 Each Stockholder and Other Founder which has, pursuant to
Section 4, expressed a desire to sell Shares in the transaction (a "Participating Party") shall be entitled to do so pursuant to this Section 5. The Secretary of the Company shall promptly, on expiration of the Option Period, notify the Selling Founder of the aggregate number of Shares the Participating Parties wish to sell. The Selling Founder shall use its reasonable efforts to interest the Offeror in purchasing, in addition to the Offered Shares, the Shares the Participating Parties wish to sell. If the Offeror does not wish to purchase all of the Shares made available by the Selling Founder and the Participating Parties, then each Participating Party and the Selling Founder shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice, a portion of the Shares being sold to the Offeror, in the same proportion as the Selling Founder or such Participating Party's ownership of Shares bears to the aggregate number of Shares owned by the Selling Founder and the Participating Parties. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

            5.2 If the Participating Parties do not elect to sell the full number of Shares which they are entitled to sell pursuant to Section 5.1, the Selling Founder shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of its own Shares which equals the difference between the number of Shares desired to be purchased by the Offeror and the number of Shares the Participating Parties wish to sell. If the Selling Founder wishes to sell, transfer or otherwise dispose of any such Shares at a price per Share which differs from that set forth in the Notice, upon terms different from those set forth in the Notice, or more than 60 days after the expiration of the Option Period, as a condition precedent to such transaction, the Selling Founder must first offer the Stockholders the opportunity to sell Shares on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

            5.3 The proceeds of any sale made by the Selling Founder without compliance with the provisions of this Section 5 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Parties if the Selling Founder had complied with this Agreement.

      6. Termination of Agreement.

            6.1 This Agreement shall terminate upon the earliest of the following events:

                  (a) The written agreement of the Company, NPD, the Trusts and the Stockholders holding a majority of the voting power of the shares held by all of the Stockholders to terminate the Agreement;

                  (b) The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise; or

                  (c) The closing of the Company's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act").

            6.2 The provisions of Sections 3 and 4 hereof shall not apply to any sale of Shares pursuant to a transaction referred to in Sections 6.1(b) or 6.1(c) above.

      7. Transfers of Rights. This Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned by such Stockholder to any person or entity to which Shares are transferred by such Stockholder, and such transferee shall be deemed a "Stockholder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Agreement, and the rights and obligations of each Founder hereunder, shall not be assignable by such Founder except as set forth in Section 2.

      8. General.

            8.1 Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

            8.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and the Founders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

            8.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

            8.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      If to the Company, at Media Metrix, Inc., 900 West Shore Road, Port Washington, New York 11050, Attention: Chief Executive Officer or at such other address or addresses as may have been furnished in writing by the Company to the Stockholders, with a copy to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, NY 10103-3198, Attention: Richard H. Gilden, Esquire; or

      If to a Stockholder, at the address set forth on the signature pages hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Stockholder; or

      If to NPD, at 900 West Shore Road, Port Washington, New York 11050,
Attention: Chief Executive Officer, or at such other address or addresses as may have been furnished to the Company in writing by NPD; or

      If to a Trust, at the address set forth on the signature pages hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Trust.

      Notices provided in accordance with this Section 8.4 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

            8.5 Complete Agreement; Amendments and Waivers. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification, waiver or termination of any provision of this Agreement shall be valid unless in writing and signed by (i) the Company, (ii) NPD, (iii) the Trusts, and (iv) the Stockholders holding a majority of the voting power of the Shares held by all of the Stockholders. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon each holder of any Shares, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            8.6 Pronouns. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

            8.8 Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                              MEDIA METRIX, INC.

                              By: /s/ Tod Johnson
                                  ----------------------------------------------
                              Name:    Tod Johnson
                              Title:   Chief Executive Officer
                              Address: 900 West Shore Road
                                       Port Washington, NY 11050


                              THE NPD GROUP, INC.

                              By: /s/ Tod Johnson
                                  ----------------------------------------------
                              Name:    Tod Johnson
                              Title:   Chairman & Chief Executive Officer
                              Address: 900 West Shore Road
                                       Port Washington, NY 11050


                              TRUSTS

                              THE 1995 STACEY JOHNSON TRUST

                              By: /s/ Franklin L. Green
                                  ----------------------------------------------
                              Name:    Franklin L. Green
                              Title:   Trustee
                              Address: c/o Fried, Frank, Harris,
                                       Shriver & Jacobson
                                       1 New York Plaza
                                       New York, NY 10004


                              THE 1995 SCOTT JOHNSON TRUST

                              By: /s/ Franklin L. Green
                                  ----------------------------------------------
                              Name:  Franklin L. Green
                              Title: Trustee
                              Address: c/o Fried, Frank, Harris,
                                       Shriver & Jacobson
                                       1 New York Plaza
                                       New York, NY 10004

                              STOCKHOLDERS

                              GREYLOCK IX LIMITED PARTNERSHIP

                              By: Greylock IX GP Limited Partnership, its General Partner

                              By: /s/ William W. Helman
                                  ----------------------------------------------
                              Name:  William W. Helman
                              Title: General Partner


                              OAK INVESTMENT PARTNERS VI, LIMITED PARTNERSHIP

  MANAGING MEMBER OF OAK      By:    Oak Associates VI, LLC, its General Partner
   ASSOCIATES VI, LLC,
  THE GENERAL PARTNER OF      By: /s/ Ed Glassmeyer
OAK INVESTMENT PARTNERS VI,       ----------------------------------------------
   LIMITED PARTNERSHIP        Name:  Ed Glassmeyer
                              Title: Managing Member of Oak Associates VI, LLC


                              OAK VI AFFILIATES FUND, LIMITED PARTNERSHIP

  MANAGING MEMBER OF OAK      By:    Oak VI Affiliates, LLC, its General Partner
   VI AFFILIATES, LLC,
  THE GENERAL PARTNER OF      By: /s/ Ed Glassmeyer
  OAK VI AFFILIATES FUND,         ----------------------------------------------
   LIMITED PARTNERSHIP        Name:  Ed Glassmeyer
                              Title: Managing Member of Oak Associates VI, LLC


                              VENROCK ASSOCIATES II, L.P.

                              By: /s/ David Hathaway
                                  ----------------------------------------------
                              Name:  David Hathaway
                              Title: General Partner

                              VENROCK ASSOCIATES

                              By: /s/ David Hathaway
                                  ----------------------------------------------
                              Name:  David Hathaway
                              Title: General Partner


                              --------------------------------------------------
                              Timothy F.S. Cobb, individually and as
                              Trustee for the Timothy F.S. Cobb 1996 Children's Trust


                              --------------------------------------------------
                              Jeffrey C. Levy, individually and as
                              Trustee for the Jeffrey C. Levy 1996 Children's Trust


                              --------------------------------------------------
                              Madelyn Adams Cobb


                              WHITNEY EQUITY PARTNERS, L.P.

                              By:     J.H.  Whitney Equity Partners LLC,
                                      its General Partner

                              By:
                                  ----------------------------------------------
                              Name:  Michael C. Brooks
                              Title:


                              SIRROM CAPITAL CORPORATION

                              By:
                                  ----------------------------------------------
                              Name:
                              Title:

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Timothy F.S. Cobb
                              --------------------------------------------------
                              Timothy F.S. Cobb

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              THE TIMOTHY FITZGERALD STEVENS COBB
                              1996 CHILDREN'S TRUST


                              Signature: /s/ David A. Crichlow
                                         ---------------------------------------

                              By:
                                  ----------------------------------------------
                                     Trustee

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Jeffrey C. Levy
                              --------------------------------------------------
                              Jeffrey C. Levy

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              THE JEFFREY C. LEVY 1996 CHILDREN'S TRUST


                              Signature: /s/ Paul G. Levy
                                         ---------------------------------------

                              By: Paul G. Levy
                                  ----------------------------------------------
                                     Trustee

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Madelyn Adams Cobb
                              --------------------------------------------------
                              Madelyn Adams Cobb

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              WHITNEY EQUITY PARTNERS, L.P.

                              J.H.  Whitney Equity Partners LLC
                              Its General Partner


                              By: /s/ Daniel J. O'Brien
                                  ----------------------------------------------
                                      Daniel J. O'Brien, Managing Member

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              SIRROM CAPITAL CORPORATION


                              Signature: /s/ Kathy Harris
                                         ---------------------------------------

                              By: Kathy Harris
                                  ----------------------------------------------

                              Title: Vice President
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              JEDFAM INVESTMENTS, L.L.C.


                              Signature: /s/ Brice R. Smith, III
                                         ---------------------------------------

                              By: BRICE R. SMITH, III
                                  ----------------------------------------------

                              Title: MANAGER
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              INVESTMENT A.B. BURE


                              Signature: /s/ Knut Leman
                                         ---------------------------------------

                              By: Knut Leman
                                  ----------------------------------------------

                              Title:
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              DOROTHY DAVIS SMITH, TRUSTEE UA DATED
                              7/14/80, THE DDS REVOCABLE TRUST


                              Signature: /s/ Dorothy Davis Smith
                                         ---------------------------------------

                              By:
                                  ----------------------------------------------
                                  Dorothy Davis Smith, Trustee

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              BRISCO-DAVIS INVESTMENTS, L.L.C


                              Signature: /s/ Brice R. Smith, III
                                         ---------------------------------------

                              By: BRICE R. SMITH, III
                                  ----------------------------------------------

                              Title: MANAGER
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              INTIMIDATOR INVESTMENT GROUP, L.L.C.


                              Signature: /s/ Michael D. Easterly
                                         ---------------------------------------

                              By: Michael D. Easterly
                                  ----------------------------------------------

                              Title: Chief Manager
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              UNTERBERG HARRIS PRIVATE
                              EQUITY PARTNERS, C.V.

                              Signature: /s/ John Dexheimer
                                         ---------------------------------------

                              By: John Dexheimer
                                  ----------------------------------------------
                                  Member of its Investment General Partner,
                                  Unterberg Harris LLC


                              UNTERBERG HARRIS PRIVATE
                              EQUITY PARTNERS, L.P.

                              Signature: /s/ John Dexheimer
                                         ---------------------------------------

                              By: John Dexheimer
                                  ----------------------------------------------
                                  Member of its Investment General Partner,
                                  Unterberg Harris LLC

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Karen Chase Smith
                              --------------------------------------------------
                              Karen Chase Smith

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:

                              BAYVIEW INVESTORS, LTD.


                              Signature: /s/ [ILLEGIBLE]
                                         ---------------------------------------

                              By:
                                  ----------------------------------------------

                              Title: Authorized Signatory
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Onuoha O. Odim
                              --------------------------------------------------
                              Onuoha O. Odim

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

                                   Schedule I

GREYLOCK IX LIMITED PARTNERSHIP
One Federal Street
Boston, MA 02110

OAK INVESTMENT PARTNERS VI
One Gorham Island
Westport, CT 06880

OAK VI AFFILIATES FUND,
LIMITED PARTNERSHIP
One Gorham Island
Westport, CT 06880

VENROCK ASSOCIATES II, L.P.
30 Rockefeller Plaza
Room 5508
New York, NY 10112

VENROCK ASSOCIATES
30 Rockefeller Plaza
Room 5508
New York, NY 10112

Timothy F.S. Cobb
373 Angier Court
Atlanta, GA  30312

The Timothy Fitzgerald Stevens Cobb
1996 Children's Trust
c/o Timothy F.S. Cobb
373 Angier Court
Atlanta, GA  30312

Jeffrey C. Levy
120 The Prado
Atlanta, GA  30309

The Jeffrey C. Levy 1996 Children's Trust
c/o Jeffrey C. Levy
120 The Prado
Atlanta, GA  30309

Madelyn Adams Cobb
373 Angier Court
Atlanta, GA  30312

Whitney Equity Partners, L.P.
J.H. Whitney & Company
Attn:  Anthony Abate
177 Broad Street
Stamford, CT  06901

Sirrom Capital Corporation
500 Church Street, Suite 200
Nashville, TN  37219

JedFam Investments, LLC
13801 Riverport Drive #301
Maryland Heights, MO  63043

Investment A.B. Bure
Box 5419
402 29 Goteburg,
SWEDEN

Dorothy Davis Smith, Trustee UA 7/14/80,
The DDS Revocable Trust
1016 Fort Mason Drive
Eustis, FL  32726

Brisco-Davis/Investments LLC
13801 Riverport Drive #301
Maryland Heights, MO  63043

Intimidator Investment Group, LLC
Attn:  Mike Easterly
3384 Peachtree Street, NE, #300
Atlanta, GA  30326

Unterberg Harris Equity Partners, L.P.
C.E. Unterberg, Towbin
Swiss Bank Tower
10 E. 50th Street, 22nd Floor
New York, NY  10022

Unterberg Harris Equity Partners, C.V.
C.E. Unterberg, Towbin
Swiss Bank Tower
10 E. 50th Street, 22nd Floor
New York, NY  10022

Karen Chase Smith
441 Way Avenue
St. Louis, MO  63122

Bayview Investors, Ltd.
Robertson Stephens & Co.
555 California Street
San Francisco, CA  94104

Onuoha Odion
c/o Merrill World Financial Center
North Tower
5th Floor
New York, NY 10281